Exhibit 32.2

CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

I, David J. Fallon, Chief Financial Officer and Chief Accounting Officer of CLARCOR Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the accompanying Annual Report of CLARCOR Inc. on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

January 21, 2011	By	/s/ DAVID J. FALLON
(Date)		David J. Fallon
Chief Financial Officer and Chief Accounting Officer